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                                                                 Exhibit 10.87.1

                             AMENDMENT NO. 1 TO THE

                            POWER PURCHASE AGREEMENT

                          Dated as of December 15, 1999


                                     Between

                           Commonwealth Edison Company

                                       and

                             Midwest Generation, LLC


                           Collins Generating Station



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                             AMENDMENT NO. 1 TO THE
               COLLINS GENERATING STATION POWER PURCHASE AGREEMENT

                          Dated as of December 15, 1999

                                     Between

                         Commonwealth Edison Company and

                             Midwest Generation, LLC


1. PARTIES: The parties to this Amendment are MIDWEST GENERATION, LLC ("Seller"), a Delaware limited liability company, and COMMONWEALTH EDISON COMPANY ("ComEd"), an Illinois corporation, sometimes hereinafter referred to individually as "Party" and collectively as "Parties".

2. RECITALS: This Amendment is made with reference to the following facts, among others:

         2.1 The parties entered into the Power Purchase Agreement for Collins Station ("Collins PPA") dated as of December 15, 1999 pursuant to which ComEd has the right to purchase Electric Energy from the Collins Station.

         2.2 The parties desire to amend the Collins PPA to modify the Minimum Energy Amount for the Second through the Fifth Contract Years (inclusive), and to provide for an Annual Settlement Payment (as hereinafter defined).

3. DEFINITIONS: Except as specifically provided in this Amendment, terms used herein with initial capitalization shall have the respective meanings set forth in the Collins PPA.

4. EFFECTIVE DATE: The effectiveness of this Amendment shall be conditioned upon the receipt of the consents of certain entities which have extended financing to Seller (including Collins Trust I, Collins Trust II, Collins Trust III and Collins Trust IV); PROVIDED that this Amendment shall not become effective if such consents are not received by December 31, 2000 and Seller so notifies ComEd prior to January 15, 2001. Upon the receipt of such consents, this Amendment shall be deemed effective as of June 23, 2000; provided, however, that if the Federal Energy Regulatory Commission ("FERC") enters into a hearing to determine whether this Amendment is just

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and reasonable, it shall not become effective until the date when an order subject to judicial review has been issued by the FERC determining this Amendment to be just and reasonable without changes or new conditions unacceptable to either Party.

5.       AMENDMENT:

         5.1. The definition of the term "Minimum Energy Amount" in Section 1 of the Collins PPA is hereby amended to read in its entirety as follows:

         "`MINIMUM ENERGY AMOUNT' means (a) with respect to the First Contract Year, the product of (i) 3,000,000 megawatt hours, multiplied by (ii) a fraction, the numerator of which is the Reserved Capacity for the First Contract Year and the denominator is 2,698 megawatts and (b) for all subsequent Contract Years, the product of (i) 2,700,000 megawatt hours, multiplied by (ii) a fraction, the numerator of which is the Reserved Capacity for such Contract Year and the denominator is 2,698 megawatts."

         5.2 Section 1 of the Collins PPA is hereby amended to add the following new definition of "Annual Settlement Amount":

         "`ANNUAL SETTLEMENT AMOUNT,' for a Contract Year, means a payment to be made by ComEd to compensate Seller for natural gas costs (commodity only), to the extent that the commodity price of natural gas consumed in generating megawatts at ComEd's request above the Minimum Energy Amount for such Contract Year is greater than $2.52 per MMBTU, after deducting therefrom the amount by which such commodity price is less than $2.52 per MMBTU. Such Annual Settlement Amount shall be calculated as follows:

                             ANNUAL SETTLEMENT = SUM{ (DGP - DGC) x CCT
                                            x 12,000 / 1000} for all subsequent
                                            days in such Contract Year once the
                                            Minimum Energy Amount for such
                                            Contract Year has been met.

                             WHERE:

                             DGP ($/ MMBTU) = Daily Gas Price -
                                            Chicago City Gate Average as
                                            reported by Natural Gas Institute in
                                            their Daily Gas Price Index
                                            Publication.

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                             DGC ($ / MMBTU) =$2.52.

                             CCT (MWHr) =   Daily Collins Net Generation
                                            requested by ComEd (excludes
                                            generation sold to third parties by
                                            Seller).

                             12,000 (BTU / NKWHR)= Collins Station True-up Defined Heat Rate.

         5.3 Section 5 of the Collins PPA is hereby amended add a new subsection (e) to read as follows:

         "(e)     ANNUAL SETTLEMENT AMOUNT PAYMENT.

                  ComEd shall pay Seller within thirty days after the end of each Contract Year the Annual Settlement Amount for such Contract Year, PROVIDED ComEd has received from Seller a calculation of such Annual Settlement Amount at least fifteen (15) days before its due date. Seller shall provide a schedule indicating actual natural gas costs (commodity only) incurred by it during such Contract Year versus $2.52 per MMBTU and calculating the Annual Settlement Payment, if any, due.

         5.4 Section 7 of the Collins PPA is hereby amended by adding a new subsection (c) to read as follows:

         "(c)     ComEd shall pay to Seller, with respect to each Contract Year, the Annual Settlement Amount, if any, for such Contract Year."

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6.       SIGNATURE CLAUSE: The signatories hereto represent that they are authorized to enter into this Agreement on behalf of the Party for which they sign. This Amendment is hereby executed as of the 12th day of July, 2000.

                                            MIDWEST GENERATION, LLC

                                            By:      /s/ Georgia R. Nelson
                                                     -------------------------
                                            Name:    Georgia R. Nelson
                                            Title:   President


                                            COMMONWEALTH EDISON COMPANY

                                            By:      /s/ Paul A. Elbert
                                                     -------------------------
                                            Name:    Paul A. Elbert
                                            Title:   Executive Vice President


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